ClearOne Reports Fourth Quarter 2019 Financial Results

●	Sequential quarterly revenue up by 5.6%
●	Professional audio revenue growth driven by the Beamforming Microphone Array Ceiling Tile
●	Q4 Overall revenue down year-over-year by 12%
●	Q4 Non-GAAP Operating expenses declined by 10% year-over-year

SALT LAKE CITY, UTAH – March 30, 2020 – ClearOne (NASDAQ: CLRO), a global provider of audio and visual communication solutions, reported financial results for the three and twelve- month periods ended December 31, 2019.

“We have made great progress executing on our vision for success to rise above the current challenges as we implement our core initiatives - technology innovation, cost savings, and enforcement of our intellectual property. In these unprecedented times where the traditional forms of work collaboration are being tested, our role as a leading provider of solutions for distance conferencing and remote collaboration has become even more relevant. We believe that our innovative technology and solutions will serve not only demands during this crisis but also future needs for travel-free meetings” said Zee Hakimoglu, CEO and Chair of ClearOne.

“We are encouraged by the recent increase in demand for our Pro Audio products driven by the Beamforming Microphone Array Ceiling Tile.  It validates both our substantial investment in technology and our litigation strategy. But we are not getting the full benefits of the Court’s extraordinary remedy in the form of the preliminary injunction granted against Shure with respect to infringement of our ’806 Patent.  Shure chose to play fast and loose with the Court’s preliminary injunction rushing to market with a design, that we believe, still infringes ClearOne’s patent. We have sought a Court order holding Shure in contempt for marketing and selling the design in violation of the preliminary injunction. And with respect to one of our broadest beamforming microphone array patents, the ’553 Patent, last month, the Federal Circuit essentially dealt a knock-out blow to Shure’s desperate and misguided campaign in the PTO to invalidate the patent.  It is another significant victory acknowledging the strength of ClearOne’s intellectual property and puts us in even a better position as we prepare for trial,” Hakimoglu added.

“ClearOne has continued to invest in innovation which has been at the heart of its success. Beginning late Q4, we launched several highly strategic pro audio and video collaboration solutions addressing the burgeoning global market needs for a remote workforce and small to medium-sized workspaces. These new, highly differentiated solutions consist of audio-conferencing endpoints and cloud-based video services, each with significant competitive barriers to entry.  The new solutions offer exceptional performance, are scaled to meet end-user economics, and provide highly lucrative earning potential for our channel reseller partners.

Importantly, our ongoing effort and success in cutting costs provide us not only short-term cash liquidity but also long-term strategic   operational efficiency,” Hakimoglu continued.

“We understand the frustration of our shareholders with the current market capitalization of the company which we believe is a fraction of ClearOne’s inherent worth.  But we are confident that as we drive our core initiatives, ClearOne’s true value will be recognized in the marketplace,” Hakimoglu concluded.

Technology Innovation

Recent new introductions now shipping or scheduled to ship in early Q2 2020 include:

COLLABORATE® Versa Pro CT - An innovative new product offering that includes our Huddle DSP mixer and new patented Beamforming Ceiling Tile Microphone Array providing pro-quality audio collaboration in mid-sized rooms. We believe it is a great room solution for Bring Your Own Device (BYOD) collaboration using any cloud-based service such as COLLABORATE Space, Microsoft® Teams, WebEx™, Zoom™, and more.

COLLABORATE Versa Room CT- Provides all the audio and video equipment plus accessories needed to create a complete AV solution for exceptional small and mid-sized room cloud-based conferencing with no external mixer needed. All the audio signal processing is integrated into the new Beamforming Ceiling Tile Microphone Array.  Also includes the UNITE® 50 4K Camera, 2x10 Watt power amps built into the BMA CTH, two 8-inch ceiling speakers and the COLLABORATE Versa Hub for convenient connection to laptop and displays.

COLLABORATE Versa Lite CT - A new USB audio-enabled Beamforming Ceiling Tile Microphone Array that brings cost-effective and superb pro-audio conferencing to small meeting rooms with no DSP mixer needed.  This great room solution dramatically enhances the audio experience for any cloud-collaboration application such as COLLABORATE Space, Zoom™, Microsoft® Teams, and Webex™.

Wall-Mount Bluetooth Expander - This new module enables Bluetooth audio conferencing and streaming from mobile devices to ClearOne CONVERGE® Pro 2 and Huddle Audio DSP mixers using the efficient ClearOne Architecture.  NFC Tap-to-Pair allows fast and simple connectivity with mobile devices, and the Bluetooth pair name can be customized for each conference room.

CONSOLE® AI – A new software tool to design CONVERGE® Pro Audio systems with Audio Intelligence built-in making AV practitioners more efficient by saving time. The AI Workflow Checklist guides designers to make sure that design steps are not missed; and the innovative AI Project Audit checks the design and reports errors and warnings to alert the practitioner of potential design problems.  Enhanced visualization dramatically streamlines routing, design, and reviews.

ZOOM Certification of UNITE® Cameras - All ClearOne PTZ professional cameras now Zoom certified for broad adoption.

COLLABORATE Space New Feature Enhancements - Two new valuable features have been added to ClearOne’s powerful and secure cloud-based video collaboration solution- webinar hosting and Web RTC. Webinar allows session hosts to conduct video and audio presentations up to 1000 participants in a single meeting.  Web RTC enables users to easily join meetings using a browser with no downloads or plug-ins.

COLLABORATE Space and Microsoft Teams Enhancement - Now Offers Seamless Workflows by integrating COLLABORATE Space Cloud-based Video App with MS Teams.  Microsoft Teams users can now enjoy a richer experience than that available within the Teams environment today including better video quality, support for multiple cameras, support for multiple displays, and a persistent meeting space where chats, audio and video recordings, documents, meeting minutes, whiteboard sessions, and more can be shared in private or public channels for later access.

We are offering free trial licenses for COLLABORATE Space for users to experience its rich features and capabilities.

Enforcement of our Intellectual Property

In early March 2020, the U.S. Court of Appeals for the Federal Circuit in Washington, D.C. issued a unanimous judgment affirming the decision by the Patent Trial and Appeal Board of the USPTO confirming the patentability of all claims of our foundational U.S. Patent No. 9,264,553 (“’553 Patent”), which covers aspects of ClearOne’s revolutionary innovations in beamforming microphone arrays.

Earlier, in late February 2020, we asked a Court to hold Shure in contempt for manufacturing, marketing and selling its redesigned MXA910, the MXA910W-A released in December 2019, in violation of the 2019 Preliminary Injunction.  That court-ordered injunction prohibits Shure from “manufacturing, marketing, and selling” the MXA910 for use “in its drop-ceiling mounting configuration, including marketing and selling the MXA910 in a way that encourages or allows integrators to install it in a drop-ceiling mounting configuration.”  By law, the injunction applies to the MXA910 and “colorable imitations” thereof. That request is still pending.

The Company anticipates going to trial against Shure in early 2021.

Financial Summary

The Company uses certain non-GAAP financial measures and reconciles those to GAAP measures in the attached tables.

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Q4 2019 revenue was $6.3 million, compared to $7.2 million in Q4 2018 and $6.0 million in Q3 2019. The year-over-year decrease reflects an impact of the on-going harm of infringement of ClearOne’s patents on its audio conferencing products and microphones despite the preliminary injunction granted against Shure as we believe Shure continues to infringe our patents and violates the preliminary injunction. The patent infringement also has negatively impacted directly the revenue from ClearOne’s other products. Sequential growth was largely due to significant increase in revenue from our pro audio products driven by our recently introduced BMA-CT even though the revenue from pro audio products are far below the levels prior to infringement of our patents.

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GAAP gross profit in Q4 2019 was $3.01 million compared to $3.04 million in Q4 2018 and $2.53 million in Q3 2019. GAAP gross profit margin was 48% in Q4 2019, compared to 42% in Q4 2018 and 42% in Q3 2019. Gross Profit margin increased year over year as well as sequentially mainly due to decreases in overhead costs and inventory adjustments partially offset by increases in inventory obsolescence costs and landed material costs. .

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Operating expenses in Q4 2019 were $5.0 million, compared to $5.6 million in Q4 2018 and $4.6 million in Q3 2019. Non-GAAP operating expenses in Q4 2019 were $4.6 million, compared to $5.1 million in Q4 2018 and $4.2 million in Q3 2019. The majority of the decrease in Q4 2019 operating expenses over Q4 2018 is attributable to decreases in employee-related costs including benefits and commissions and allocations of overhead expenses, partially offset by an increase in demonstration inventory costs. The sequential increase in operating expenses is mainly due to increase in legal expenses.

●

GAAP net loss in Q4 2019 was $2.0 million, or $0.12 per share, compared to net loss of $2.5 million, or $0.23 per share, in Q4 2018 and net loss of $2.0 million, or $0.12 per share, in Q3 2019. The decrease in net loss in Q4 2019 compared to Q4 2018 was mainly due to decrease in operating expenses. Net loss remained almost unchanged between Q3 2019 and Q4 2019.

($ in 000, except per share)	Three months ended December 31,			Year ended December 31,
	2019	2018	Change	2019	2018	Change
GAAP
Revenue	$6,325	$7,213	-12%	$25,042	$28,156	-11%
Gross profit	3,013	3,042	-1%	11,193	13,371	-16%
Operating expenses	4,982	5,645	12%	19,755	23,698	-17%
Operating loss	(1,969)	(2,603)	24%	(8,562)	(10,327)	17%
Net loss	(1,985)	(2,536)	22%	(8,408)	(16,687)	50%
Diluted loss per share	(0.12)	(0.23)	48%	(0.51)	(1.87)	73%
Non-GAAP
Non-GAAP gross profit	$3,015	$3,044	-1%	$11,201	$13,385	-16%
Non-GAAP operating expenses	4,597	5,100	10%	18,144	21,871	-17%
Non-GAAP operating loss	(1,582)	(2,217)	29%	(6,943)	(8,647)	20%
Non-GAAP net loss	(1,598)	(2,150)	26%	(6,789)	(15,007)	55%
Non-GAAP Adjusted EBITDA	(1,471)	(2,095)	30%	(6,222)	(8,070)	23%
Non-GAAP loss per share (diluted)	(0.10)	(0.20)	50%	(0.41)	(1.68)	76%

Balance Sheet Highlights

At December 31, 2019, cash, cash equivalents and investments were $8.6 million, as compared with $15.9 million at December 31, 2018. During December 2019 we strengthened our balance sheet by raising approximately $2.7 million (net of issuance costs) from the issue of senior convertible notes in a private placement transaction. In August 2019, Company deposited $4.5 million with the United States District Court for the Northern District of Illinois as a bond so that preliminary injunction granted against Shure Inc could go into effect. Our inventories continue to be an important source of cash as we reduce our inventory levels and turn them into cash.

About ClearOne

ClearOne is a global company that designs, develops and sells conferencing, collaboration, and network streaming solutions for voice and visual communications. The performance and simplicity of its advanced comprehensive solutions offer unprecedented levels of functionality, reliability and scalability. Visit ClearOne at www.clearone.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented on a GAAP basis, ClearOne uses non-GAAP measures of gross profit, operating income (loss), net income (loss), adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and net income (loss) per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance from period to period and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of ClearOne’s underlying operational results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance before certain gains, losses, or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for gross profit, operating income (loss), net income (loss), income (loss) per share or other financial measures prepared in accordance with GAAP. There are limitations to the use of non-GAAP financial measures.  Other companies, including companies in ClearOne’s industry, may calculate non-GAAP financial measures differently than ClearOne does, limiting the usefulness of those measures for comparative purposes. A detailed reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included with this release below.

Forward Looking Statements

This release contains “forward-looking” statements that are based on present circumstances and on ClearOne’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements and any statements of the plans and objectives of management for future operations and forecasts of future growth and value, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. The information in this press release should be read in conjunction with, and is modified in its entirety by, the Annual Report on Form 10-K (the “10-K”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”).

In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, including the footnotes thereto, as well as the Company’s annual report on Form 10-K for the year ended December 31, 2019 (the “10-K”), the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-Q, the 10-K and the Public Filings.

Contact:

Investor Relations

801-975-7200

investor_relations@clearone.com

http://investors.clearone.com

CLEARONE, INC

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except par value)

	December 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$4,064	$11,211
Marketable securities	3,026	951
Receivables, net of allowance for doubtful accounts of $424 and $631, respectively	5,468	6,782
Inventories, net	11,441	13,228
Prepaid expenses and other assets	1,184	2,193
Total current assets	25,183	34,365
Long-term marketable securities	1,517	3,764
Long-term inventories, net	6,284	8,953
Property and equipment, net	1,044	1,388
Operating lease - right of use assets, net	2,459	—
Intangibles, net	14,009	10,249
Other assets	4,614	196
Total assets	$55,110	$58,915
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,871	$3,729
Accrued liabilities	3,205	1,996
Deferred product revenue	173	283
Total current liabilities	6,249	6,008
Senior convertible notes	2,222
Deferred rent	—	135
Operating lease liability	2,021	—
Other long-term liabilities	140	571
Total liabilities	10,632	6,714

Shareholders' equity:
Common stock, par value $0.001, 50,000,000 shares authorized, 16,646,323 and 16,630,597 shares issued and outstanding	17	17
Additional paid-in capital	58,520	57,840
Accumulated other comprehensive loss	(176)	(181)
Accumulated deficit	(13,883)	(5,475)
Total shareholders' equity	44,478	52,201
Total liabilities and shareholders' equity	$55,110	$58,915

CLEARONE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Dollars in thousands, except per share values)

	Three months ended December 31,		Year ended December 31,
	2019	2018	2019	2018
Revenue	$6,325	$7,213	$25,042	$28,156
Cost of goods sold	3,312	4,171	13,849	14,785
Gross profit	3,013	3,042	11,193	13,371

Operating expenses:
Sales and marketing	1,814	2,112	7,935	9,908
Research and product development	1,453	2,083	5,775	7,840
General and administrative	1,715	1,450	6,045	5,950
Total operating expenses	4,982	5,645	19,755	23,698
	TRUE	TRUE	TRUE	TRUE
Operating loss	(1,969)	(2,603)	(8,562)	(10,327)

Other income, net	(25)	2	210	80
	TRUE	TRUE	TRUE	TRUE
Loss before income taxes	(1,994)	(2,601)	(8,352)	(10,247)
	TRUE	TRUE	TRUE	TRUE
Provision for (benefit from) income taxes	(9)	(65)	56	6,440

Net loss	$(1,985)	$(2,536)	$(8,408)	$(16,687)

Basic weighted average shares outstanding	16,646,371	10,834,801	16,638,580	8,942,629
Diluted weighted average shares outstanding	16,646,371	10,834,801	16,638,580	8,942,629

Basic loss per share	$(0.12)	$(0.23)	$(0.51)	$(1.87)
Diluted loss per share	$(0.12)	$(0.23)	$(0.51)	$(1.87)

Comprehensive loss:
Net loss	(1,985)	(2,536)	(8,408)	(16,687)
Unrealized gain (loss) on available-for-sale securities, net of tax	(8)	55	68	(38)
Change in foreign currency translation adjustment	5	(27)	(63)	(78)
Comprehensive loss	(1,988)	(2,508)	(8,403)	(16,803)

CLEARONE, INC.

UNAUDITED RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(Dollars in thousands, except per share values)

	Three months ended December 31,		Year ended December 31,
	2019	2018	2019	2018
GAAP gross profit	$3,013	$3,042	$11,193	$13,371
Stock-based compensation	2	2	8	14
Non-GAAP gross profit	$3,015	$3,044	$11,201	$13,385

GAAP operating loss	$(1,969)	$(2,603)	$(8,562)	$(10,327)
Stock-based compensation	40	85	217	464
Amortization of intangibles	347	301	1,402	1,093
Legal expenses, acquisition expenses, restructuring expenses, etc. not related to regular operations	—	—	—	123
Non-GAAP operating loss	$(1,582)	$(2,217)	$(6,943)	$(8,647)

GAAP net loss	$(1,985)	$(2,536)	$(8,408)	$(16,687)
Stock-based compensation	40	85	217	464
Amortization of intangibles	347	301	1,402	1,093
Legal expenses, acquisition expenses, restructuring expenses, etc. not related to regular operations	—	—	—	123
Non-GAAP net loss	$(1,598)	$(2,150)	$(6,789)	$(15,007)

GAAP net loss	$(1,985)	$(2,536)	$(8,408)	$(16,687)
Number of shares used in computing GAAP loss per share (diluted)	16,646,371	10,834,801	16,638,580	8,942,629
GAAP loss per share (diluted)	$(0.12)	$(0.23)	$(0.51)	$(1.87)
Non-GAAP net loss	$(1,598)	$(2,150)	$(6,789)	$(15,007)
Number of shares used in computing Non-GAAP loss per share (diluted)	16,646,371	10,834,801	16,638,580	8,942,629
Non-GAAP loss per share (diluted)	$(0.10)	$(0.20)	$(0.41)	$(1.68)

GAAP net loss	$(1,985)	$(2,536)	$(8,408)	$(16,687)
Stock-based compensation	40	85	217	464
Depreciation	136	120	511	497
Amortization of intangibles	347	301	1,402	1,093
Legal expenses, acquisition expenses, restructuring expenses, etc. not related to regular operations	—	—	—	123
Provision for (benefit from) income taxes	(9)	(65)	56	6,440
Non-GAAP Adjusted EBITDA	$(1,471)	$(2,095)	$(6,222)	$(8,070)